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                              MONITORING AGREEMENT


         This Monitoring Agreement ("Agreement") is made and entered into on this the 10th day of October, 1995, by and between MASADA SECURITY, INC., a Delaware corporation ("Masada") and LAFAYETTE SECURITY AND ELECTRONICS SYSTEMS, INC., a Louisiana corporation ("Lafayette").

                                    RECITALS

         WHEREAS, Masada and Lafayette have entered into an Asset Purchase Agreement dated September 11, 1995 (the "Purchase Agreement"), pursuant to which Lafayette agreed to sell and Masada agreed to purchase certain customer accounts ("Accounts") located in the City of New Orleans and its surrounding areas, State of Louisiana, as more fully described therein; and

         WHEREAS, the Purchase Agreement requires that Lafayette shall continue to monitor the Accounts until each of the Accounts is reprogrammed to Masada's central monitoring station;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Duration. This Agreement shall become effective on the 1st day of October, 1995. Masada shall have the unilateral right to terminate this Agreement in whole or in part by providing Lafayette with 10 days' advance written notice of its intent to terminate.

         2. Monitoring Fees. During the term of this Agreement, Lafayette agrees to continue performing monitoring services to the Accounts in its normal and customary manner,
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in exchange for which Masada agrees to pay Lafayette monthly fees as set forth on Exhibit "A".  All such fees shall be prorated and paid on a monthly basis.

         3. Obligations. Lafayette's obligations under this Agreement shall be to continue in its normal and customary manner to monitor and respond to signals received from the security alarm systems ("Systems") associated with the Accounts not yet programmed to Masada's central monitoring station and to reprogram the Accounts to Masada's central monitoring station. Upon receipt of a signal from a System, Lafayette shall make every reasonable effort to promptly notify, by telephone or other reasonable means, the agencies and/or persons whose names and telephone numbers are set forth on the emergency information data for such Account unless there is reasonable cause to believe that the receipt of such signal does not warrant such action. Upon the request of Masada, Lafayette shall provide Masada with a written summary of the signals received from all Systems during the period of this Agreement. Consistent with industry standards, Lafayette may also take such other action as they deem appropriate in responding to a signal from a System.

         4. System Damage. In the event that any System becomes disabled or substantially damaged so that further monitoring to such System is impractical, Masada shall notify Lafayette of such disability or damage and Lafayette shall cooperate with Masada in attempting to reestablish service to such System.

         5. Indemnification. Lafayette shall indemnify and hold Masada harmless from and against any and all losses, liabilities, damages and expenses, including reasonable attorneys' fees, that Masada may suffer or become liable for as a result or in connection with any intentional conduct, fraud or negligence on behalf of Lafayette, its officers, employees, agents,





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subcontractors or representatives arising in connection with the monitoring or reprogramming of the Systems.

         6. Account Modifications. Masada shall notify Lafayette immediately of any modification or termination of any Account. Lafayette shall take whatever action is required due to such modification or termination including, but not limited to, changing the emergency information data of an Account or disconnecting an Account.

         7. Assignment. Lafayette shall not assign this Agreement in whole or in part. Masada shall have the right to assign this Agreement in whole or in part to any other corporation, limited liability company, partnership, association, proprietorship, or other business entity who acquires all or a substantial part (30% or more) of the total assets of Masada in connection with the sale of all or a substantial part of its business.

         8.      Miscellaneous.

                 (a) Conflict with Purchase Agreement. If this Agreement is found to be in conflict with the Purchase Agreement, then the provisions of the Purchase Agreement shall control to the extent there is such a conflict.

                 (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (where permitted).

                 (c) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Louisiana.

                 (d) Amendment. This Agreement may not be modified, changed, waived, or terminated, in whole or in part, except by a supplemental agreement signed by all of the parties hereto.





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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                             MASADA SECURITY, INC.



                             By: /s/ Charles F. Armstrong
                                -----------------------------------
                                Its: Vice President of Acquisitions
                                     ------------------------------


                             LAFAYETTE SECURITY AND
                               ELECTRONICS SYSTEMS, INC.


                             By:  /s/ Cliff Northon
                                -----------------------------------
                                Its:  President
                                    -------------------------------







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